UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 21, 2008

ECOLAB INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	651-293-2233

(Not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Effective February 21, 2008, Ecolab’s Board of Directors increased the size of the Board from 12 to 13 members and appointed Barbara J. Beck to the Ecolab Board pursuant to recommendation by the Board’s Governance Committee.  Ms. Beck is an Executive Vice President of Manpower Inc., a world leader in the employment services industry, and will serve as a Class I director for a term ending in May 2008.  Ms. Beck has been President of Manpower’s EMEA operations since 2006, overseeing Europe (excluding France), the Middle East and Africa.  She previously served as Executive Vice President of Manpower’s U.S. and Canada business unit from 2002 to 2005.  Prior to joining Manpower in 2002, Ms. Beck was an executive of Sprint, a global communications company, serving in various operating and leadership roles for 15 years.

                        Ms. Beck will serve on the Board’s Compensation and Finance Committees.  A copy of the News Release issued by Ecolab in connection with this report under Item 5.02(d) is attached as Exhibit (99).

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

(99)                                                   Ecolab Inc. News Release dated February 21, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: February 21, 2008	By:	/s/Sarah Z. Erickson
Sarah Z. Erickson
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99)	Ecolab Inc. News Release dated February 21, 2008.	Filed herewith electronically.